Exhibit 99.1

FOR IMMEDIATE RELEASE

GAMESTOP CORP. CONTACTS:
    Media/Investor Contact:                           Investor Contact:
    Lori M. Milovich                                  David W. Carlson
    Director, Public & Investor Relations             Executive Vice President &
    GameStop Corp.                                    Chief Financial Officer
    (817) 424-2130                                    GameStop Corp.
    Steven Lipin                                      (817) 424-2130
    Brunswick Group LLC
    (212) 333-3810

ELECTRONICS BOUTIQUE HOLDINGS CORP. CONTACTS:
    Media/Investor Contact:                           Investor Contact:
    Cara O'Brien/Melissa Myron                        James A. Smith
    Financial Dynamics - U.S.                         Chief Financial Officer
    (212) 850-5600                                    Electronics Boutique
                                                         Holdings Corp.
    Charles Armistead                                 (610) 430-8100
    Financial Dynamics - U.K.
    44 (0)20 7831 3113


             GameStop Corp. and Electronics Boutique Holdings Corp.
                        Sign Definitive Merger Agreement


                  Merger Creates a Leading Video Game Retailer
                        With Over 3,800 Stores Worldwide


Grapevine, TX (April 18, 2005)--GameStop Corp. (NYSE: GME; GME.B) and Electronics Boutique Holdings Corp. (Nasdaq: ELBO) today announced that they have entered into a definitive agreement and plan of merger. The combined company, to be named GameStop Corp., will be a leading global video game retailer with annual revenues of approximately $3.8 billion, with over 3,200 stores located in all 50 United States, the District of Columbia, and Puerto Rico, as well as nearly 600 international stores located throughout Australia, Canada, Denmark, Germany, Ireland, Italy, New Zealand, Norway and Sweden.

Under the terms of the agreement, Electronics Boutique Holdings Corp. (Electronics Boutique) shareholders will receive $38.15 in cash, plus the equivalent of 0.78795 shares of GameStop Corp. (GameStop) Class A common stock for each share of Electronics Boutique. Based on the closing price of GameStop's Class A common stock of $21.61

GameStop Corp.                                                            Page 2
April 18, 2005

on Friday, April 15, 2005, the stock component of the per share merger consideration is $17.03. The total merger consideration per share of $55.18 represents a 34.2% premium to the closing price of Electronics Boutique's stock as of Friday, April 15, 2005. The total transaction value is approximately $1.44 billion with consideration consisting of approximately 70% cash and 30% common stock. GameStop intends to fund the cash portion of the transaction through the issuance of $950 million in senior bonds and excess cash.

R. Richard Fontaine, GameStop's Chairman and Chief Executive Officer, said, "This is an exciting transaction for everyone involved - our customers, our shareholders, and our two companies. This merger, which is a very positive step for GameStop, will enable us to enter new international markets and allow us to compete more effectively in the highly competitive U.S. video game industry. We are merging these two companies from a position of strength. Each organization is performing very well now, and we will be able to do more together by extending geographic reach, improving customer service, and continuing our aggressive store growth plans. Electronics Boutique is an impressive organization with a strong management team and we look forward to sharing best practices across both of our companies. In addition, the combined company will retain a strong capital structure, which will allow us to continue to invest in our business going forward."

Jeffrey Griffiths, Electronics Boutique's President and Chief Executive Officer, stated, "Our focus at Electronics Boutique has been to be a leading global retailer of video games and by combining our company with GameStop, we are taking further strides towards reaching that goal. Moreover, this transaction makes a tremendous amount of sense from an operational, cultural, and synergistic perspective. We will now be in an even better position to broaden our reach and generate further efficiencies for our business and our customers. We are enormously proud of what Electronics Boutique has accomplished over the past 28 years, are excited about our future, and look forward to a smooth integration with the GameStop team."

Following completion of the merger, R. Richard Fontaine, GameStop's Chairman and Chief Executive Officer, and Daniel A. DeMatteo, GameStop's Vice Chairman and Chief Operating Officer, will each serve in the same capacity for the combined company. Other key positions are under discussion and will be announced as the integration process moves forward.

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April 18, 2005

This transaction is expected to be significantly accretive to GameStop's fully diluted earnings per share in the second half of fiscal year 2005, and in fiscal years 2006 and beyond. The combined company expects to realize meaningful pre-tax synergies beginning in fiscal year 2006.

The boards of directors of each of GameStop and Electronics Boutique have unanimously approved the transaction.

The merger is also subject to approval by the shareholders of GameStop and Electronics Boutique, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. James Kim, and his affiliates, owners of approximately 47% of Electronics Boutique's voting shares, and Leonard Riggio, and his affiliates, owners of approximately 16% of GameStop's voting power, have each agreed to vote their shares in favor of the transaction.

Citigroup Global Markets Inc. acted as financial advisor to GameStop, and Merrill Lynch & Co. and Keane Advisors, LLC acted as financial advisors to Electronics Boutique. GameStop has obtained committed financing from Citigroup Global Markets Inc., Bank of America Securities and Merrill Lynch & Co. to fund the cash portion of the consideration and transaction costs.

Bryan Cave LLP served as legal advisor to GameStop; and Klehr, Harrison, Harvey, Branzburg and Ellers LLP served as legal advisor to Electronics Boutique.

Peter J. Solomon Company provided a fairness opinion to Electronics Boutique.

CONFERENCE CALL AND WEBCAST
A conference call and webcast with GameStop's and Electronics Boutique's management will be simulcast on the Web at http://www.gamestop.com/investor-relations/ and http://www.ebholdings.com/ beginning at 1:00 PM ET on April 18, 2005, and will be accessible at http://www.gamestop.com/investor-relations/ and http://www.ebholdings.com/, where it will be archived until May 2, 2005. In connection with this transaction, both GameStop and Electronics Boutique intend to post a new investor presentation to their corporate websites today.

GameStop Corp.                                                            Page 4
April 18, 2005

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
GameStop and Electronics Boutique will file a joint proxy statement/prospectus and other documents regarding this transaction with the Securities and Exchange Commission. GameStop and Electronics Boutique will mail the joint proxy statement/prospectus to their respective security holders. These documents will contain important information about this transaction, and we urge you to read these documents when they become available. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents from the respective websites each of GameStop and Electronics Boutique at http://www.gamestop.com/investor-relations and http://www.ebholdings.com.

The respective directors and executive officers of GameStop and Electronics Boutique and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding GameStop's directors and executive officers is available in its proxy statement filed with the SEC on May 28, 2004, and information regarding Electronics Boutique's directors and executive officers is available in its proxy statement filed with the SEC on May 28, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other documents to be filed with the SEC when they become available.

About GameStop Corp.
Headquartered in Grapevine, TX, GameStop (NYSE: GME; GME.B) is one of the nation's largest video game and entertainment software retailers. The company operates 1,826 retail stores throughout the 50 states, the District of Columbia, Puerto Rico and Ireland, primarily under the GameStop(R) brand. In addition, the company owns a commerce-enabled Web property, GameStop.com, and Game Informer(R) magazine, a leading video and computer game publication.

GameStop Corp.                                                            Page 5
April 18, 2005

GameStop sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft, and is also the industry's largest reseller of used video games. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.

General information on GameStop can be obtained via the Internet by visiting the company's corporate Website: http://www.gamestop.com/investor-relations/.

About Electronics Boutique Holdings Corp.
Electronics Boutique, a Fortune 1000 company, is a leading global retailer dedicated exclusively to video game hardware and software, PC entertainment software, accessories and related products. As of February 21, 2005, the company operated 2,000 stores in the United States, Australia, Canada, Denmark, Germany, Italy, New Zealand, Norway, Puerto Rico and Sweden -- primarily under the names EB Games and Electronics Boutique. The company operates an e-commerce website at http://www.ebgames.com. Additional company information is available at http://www.ebholdings.com.

SAFE HARBOR
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving GameStop and Electronics Boutique, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's and Electronics Boutique's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms in a timely manner; the failure of GameStop

GameStop Corp.                                                            Page 6
April 18, 2005

and Electronics Boutique stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that could cause GameStop's and Electronics Boutique's results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Forms 10-K of GameStop and Electronics Boutique filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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